Important Notice
The information included in this financial supplement is unaudited and intended for informational purposes only.

Athene Holding Ltd. (AHL) is a subsidiary of Apollo Global Management, Inc. The financial statements and exhibits included in this financial supplement should be read in conjunction with AHL’s reports and other filings with the US Securities and Exchange Commission, including its reports on Form 10-K, Form 10-Q and Form 8-K. This financial supplement does not constitute an offer to sell, or the solicitation of an offer to buy, any security of AHL, and nothing in this financial supplement shall in any way be relied on in connection with investment decisions. Each recipient of the information contained in this financial supplement is responsible for making its own independent assessment of the business, financial condition, prospects, status and affairs of AHL.

AHL undertakes no obligation to update or correct the information in this financial supplement. AHL makes no representation or warranty, express or implied, with respect to the fairness, correctness, accuracy, reasonableness or completeness of any of the information contained in this financial supplement. AHL does not accept any liability whatsoever for any direct, indirect or consequential losses (in contract, tort or otherwise) arising from the use of this financial supplement or its contents or any reliance on the information contained herein.

This financial supplement includes certain non-GAAP measures, including net investment earnings, cost of funds, other operating expenses, spread related earnings, net investment spread, net spread, adjusted senior debt-to-capital ratio, adjusted leverage ratio, net invested assets, net reserve liabilities, spread related earnings - excluding notable items, net investment spread - excluding notable items and net spread - excluding notable items. Management believes the use of these non-GAAP measures (which are defined and discussed in greater detail and reconciled elsewhere in this financial supplement), together with the relevant GAAP measures, provides information that may enhance an investor’s understanding of AHL’s results of operations and the underlying profitability drivers of AHL’s business. These measures should be considered supplementary to AHL’s results in accordance with US GAAP and should not be viewed as a substitute for the corresponding US GAAP measures.

Financial Highlights Unaudited (in millions, except percentages)

	Quarterly Trends					Δ		Year-to-Date		Δ
	3Q’23	4Q’23	1Q’24	2Q’24	3Q’24	Q/Q	Y/Y	2023	2024	Y/Y
SELECTED INCOME STATEMENT DATA
GAAP
Net income available to AHL common stockholder	$442	$2,925	$1,147	$583	$580	(1)%	31%	$1,559	$2,310	48%
Return on assets (ROA)	0.66%	4.10%	1.48%	0.71%	0.67%	(4)bps	1bps	0.80%	0.94%	14bps

NON-GAAP
Spread related earnings (SRE)	$872	$749	$816	$712	$855	20%	(2)%	$2,358	$2,383	1%
Net spread	1.68%	1.41%	1.47%	1.24%	1.44%	20bps	(24)bps	1.52%	1.38%	(14)bps
Net investment spread	2.13%	1.80%	1.83%	1.64%	1.83%	19bps	(30)bps	1.98%	1.76%	(22)bps
Spread related earnings, excluding notable items[1]	$782	$749	$816	$712	$830	17%	6%	$2,243	$2,358	5%
Net spread, excluding notable items[1]	1.51%	1.41%	1.47%	1.24%	1.40%	16bps	(11)bps	1.45%	1.37%	(8)bps
Net investment spread, excluding notable items[1]	1.96%	1.80%	1.83%	1.64%	1.79%	15bps	(17)bps	1.91%	1.75%	(16)bps

Alternative net investment income delta to long-term expectation[2]	$96	$132	$56	$154	$81			$319	$291
Alternative net return delta to long-term expectation	3.25%	4.53%	1.90%	5.27%	2.81%			3.54%	3.31%
Impact to net spread	0.18%	0.25%	0.10%	0.27%	0.13%			0.21%	0.16%

SELECTED BALANCE SHEET DATA
GAAP
Total assets	$269,763	$300,579	$320,579	$332,627	$354,966	7%	32%	$269,763	$354,966	32%
Goodwill	4,060	4,065	4,064	4,064	4,071	—%	—%	4,060	4,071	—%
Total liabilities	255,734	279,344	297,423	308,295	327,855	6%	28%	255,734	327,855	28%
Debt	3,634	4,209	5,740	5,733	5,725	—%	58%	3,634	5,725	58%
Total AHL stockholders' equity	8,537	13,838	14,760	14,998	17,445	16%	104%	8,537	17,445	104%
Debt-to-capital ratio	29.9%	23.3%	28.0%	27.7%	24.7%	NM	NM	29.9%	24.7%	NM
Leverage ratio	55.8%	40.8%	43.4%	42.9%	38.3%	NM	NM	55.8%	38.3%	NM

NON-GAAP
Gross invested assets	$261,209	$278,617	$292,837	$302,215	$314,932	4%	21%	$261,209	$314,932	21%
Invested assets – ACRA noncontrolling interests	(53,114)	(61,190)	(65,482)	(69,258)	(72,269)	4%	36%	(53,114)	(72,269)	36%
Net invested assets	208,095	217,427	227,355	232,957	242,663	4%	17%	208,095	242,663	17%
Net reserve liabilities	185,744	199,289	208,523	211,548	225,899	7%	22%	185,744	225,899	22%
Notional senior debt	3,400	4,000	5,000	5,000	5,000	—%	47%	3,400	5,000	47%
Adjusted AHL common stockholder’s equity	19,089	20,368	21,540	21,810	20,907	(4)%	10%	19,089	20,907	10%
Adjusted senior debt-to-capital ratio	13.3%	14.5%	16.5%	16.4%	16.9%	50bps	NM	13.3%	16.9%	NM
Adjusted leverage ratio	19.4%	20.3%	22.7%	22.5%	23.2%	70bps	NM	19.4%	23.2%	NM

INFLOWS DATA
Gross organic inflows	$12,942	$19,824	$20,094	$16,695	$20,017	20%	55%	$43,583	$56,806	30%
Gross inorganic inflows	—	2,214	—	—	—	NM	NM	—	—	NM
Total gross inflows	$12,942	$22,038	$20,094	$16,695	$20,017	20%	55%	$43,583	$56,806	30%

Note: “NM” represents changes that are not meaningful. Please refer to the Notes to the Financial Supplement section for discussion on non-GAAP metrics and the Non-GAAP Measure Reconciliations section for reconciliations of non-GAAP metrics. 1. Notable items include unusual variability such as actuarial experience, assumption updates and other insurance adjustments. 2. Refers to the amount that as-reported alternative net investment income is below (above) management's long-term expectation of an 11% average annual return. Our long-term expectation is based on historical experience and provides investors with supplemental information for period-to-period comparability as well as a basis for developing expectations of future performance. There is no assurance that management’s expected long-term average annual return will be achieved. Actual results may differ materially.

Condensed Consolidated Statements of Income (GAAP view) Unaudited (in millions, except percentages)

	Quarterly Trends					Δ		Year-to-Date		Δ
	3Q’23	4Q’23	1Q’24	2Q’24	3Q’24	Q/Q	Y/Y	2023	2024	Y/Y
REVENUES
Premiums	$26	$3,586	$101	$673	$389	(42)%	NM	$9,163	$1,163	(87)%
Product charges	217	226	238	251	267	6%	23%	622	756	22%
Net investment income	2,928	3,078	3,292	3,509	3,777	8%	29%	8,052	10,578	31%
Investment related gains (losses)	(2,624)	2,621	1,677	(134)	1,539	NM	NM	(1,193)	3,082	NM
Other revenues	564	7	2	3	4	33%	(99)%	584	9	(98)%
Revenues of consolidated variable interest entities
Net investment income	75	47	77	56	77	38%	3%	210	210	—%
Investment related gains (losses)	250	447	334	306	469	53%	88%	744	1,109	49%
Total revenues	1,436	10,012	5,721	4,664	6,522	40%	NM	18,182	16,907	(7)%

BENEFITS AND EXPENSES
Interest sensitive contract benefits	333	2,595	2,884	1,824	2,599	42%	NM	3,634	7,307	101%
Future policy and other policy benefits	368	4,088	543	1,095	793	(28)%	115%	10,346	2,431	(77)%
Market risk benefits remeasurement (gains) losses	(441)	570	(154)	(16)	524	NM	NM	(166)	354	NM
Amortization of deferred acquisition costs, deferred sales inducements and value of business acquired	211	186	207	227	244	7%	16%	502	678	35%
Policy and other operating expenses	472	489	459	507	687	36%	46%	1,359	1,653	22%
Total benefits and expenses	943	7,928	3,939	3,637	4,847	33%	NM	15,675	12,423	(21)%
Income before income taxes	493	2,084	1,782	1,027	1,675	63%	240%	2,507	4,484	79%
Income tax expense (benefit)[1]	162	(1,619)	307	161	191	19%	18%	458	659	44%
Net income	331	3,703	1,475	866	1,484	71%	NM	2,049	3,825	87%
Less: Net income (loss) attributable to noncontrolling interests	(155)	733	283	237	859	262%	NM	354	1,379	290%
Net income attributable to Athene Holding Ltd. stockholders	486	2,970	1,192	629	625	(1)%	29%	1,695	2,446	44%
Less: Preferred stock dividends	44	45	45	46	45	(2)%	2%	136	136	—%
Net income available to Athene Holding Ltd. common stockholder	$442	$2,925	$1,147	$583	$580	(1)%	31%	$1,559	$2,310	48%

1. 4Q’23 includes a one-time tax benefit of $1.8 billion resulting from the establishment of deferred tax assets related to the Government of Bermuda’s enactment of the Corporate Income Tax Act of 2023.

Spread Related Earnings (Management view) Unaudited (in millions, except percentages)

	Quarterly Trends					Δ		Year-to-Date		Δ
	3Q’23	4Q’23	1Q’24	2Q’24	3Q’24	Q/Q	Y/Y	2023	2024	Y/Y
SPREAD RELATED EARNINGS
Fixed income and other net investment income	$2,236	$2,342	$2,455	$2,635	$2,807	7%	26%	$6,402	$7,897	23%
Alternative net investment income	230	190	266	168	236	40%	3%	674	670	(1)%
Net investment earnings	2,466	2,532	2,721	2,803	3,043	9%	23%	7,076	8,567	21%
Strategic capital management fees	19	23	25	24	27	13%	42%	49	76	55%
Cost of funds	(1,384)	(1,594)	(1,723)	(1,880)	(1,983)	5%	43%	(4,056)	(5,586)	38%
Net investment spread	1,101	961	1,023	947	1,087	15%	(1)%	3,069	3,057	—%
Other operating expenses	(123)	(120)	(116)	(116)	(114)	(2)%	(7)%	(367)	(346)	(6)%
Interest and other financing costs	(106)	(92)	(91)	(119)	(118)	(1)%	11%	(344)	(328)	(5)%
Spread related earnings	$872	$749	$816	$712	$855	20%	(2)%	$2,358	$2,383	1%

Fixed income and other net investment income	4.58%	4.66%	4.66%	4.83%	4.96%	13bps	38bps	4.40%	4.82%	42bps
Alternative net investment income	7.75%	6.47%	9.10%	5.73%	8.19%	246bps	44bps	7.46%	7.69%	23bps
Net investment earnings	4.76%	4.76%	4.89%	4.87%	5.12%	25bps	36bps	4.57%	4.96%	39bps
Strategic capital management fees	0.04%	0.04%	0.04%	0.04%	0.05%	1bp	1bp	0.03%	0.04%	1bp
Cost of funds	(2.67)%	(3.00)%	(3.10)%	(3.27)%	(3.34)%	7bps	67bps	(2.62)%	(3.24)%	62bps
Net investment spread	2.13%	1.80%	1.83%	1.64%	1.83%	19bps	(30)bps	1.98%	1.76%	(22)bps
Other operating expenses	(0.24)%	(0.23)%	(0.21)%	(0.20)%	(0.19)%	(1)bp	(5)bps	(0.24)%	(0.20)%	(4)bps
Interest and other financing costs	(0.21)%	(0.16)%	(0.15)%	(0.20)%	(0.20)%	0bps	(1)bp	(0.22)%	(0.18)%	(4)bps
Spread related earnings	1.68%	1.41%	1.47%	1.24%	1.44%	20bps	(24)bps	1.52%	1.38%	(14)bps

Average net invested assets - fixed income and other	$195,448	$201,035	$210,688	$218,446	$226,295	4%	16%	$194,200	$218,492	13%
Average net invested assets - alternatives	11,864	11,726	11,703	11,710	11,515	(2)%	(3)%	12,041	11,609	(4)%
Average net invested assets	$207,312	$212,761	$222,391	$230,156	$237,810	3%	15%	$206,241	$230,101	12%

Note: Please refer to the Notes to the Financial Supplement section for discussion on spread related earnings.

Reconciliation of Earnings Measures Unaudited (in millions, except percentages)

	Quarterly Trends					Δ		Year-to-Date		Δ
	3Q’23	4Q’23	1Q’24	2Q’24	3Q’24	Q/Q	Y/Y	2023	2024	Y/Y
RECONCILIATION OF NET INCOME AVAILABLE TO ATHENE HOLDING LTD. COMMON STOCKHOLDER TO SPREAD RELATED EARNINGS
Net income available to Athene Holding Ltd. common stockholder	$442	$2,925	$1,147	$583	$580	(1)%	31%	$1,559	$2,310	48%
Preferred stock dividends	44	45	45	46	45	(2)%	2%	136	136	—%
Net income (loss) attributable to noncontrolling interests	(155)	733	283	237	859	262%	NM	354	1,379	290%
Net income	331	3,703	1,475	866	1,484	71%	NM	2,049	3,825	87%
Income tax expense (benefit)	162	(1,619)	307	161	191	19%	18%	458	659	44%
Income before income taxes	493	2,084	1,782	1,027	1,675	63%	240%	2,507	4,484	79%
Realized gains (losses) on sale of AFS securities and mortgage loans	(29)	(34)	(23)	(9)	(276)	NM	NM	(169)	(308)	(82)%
Unrealized, allowances and other investment gains (losses)	(261)	256	21	(100)	439	NM	NM	(507)	360	NM
Change in fair value of reinsurance assets	(384)	765	(35)	(32)	444	NM	NM	(180)	377	NM
Offsets to investment gains (losses)	11	12	15	17	21	24%	91%	27	53	96%
Investment gains (losses), net of offsets	(663)	999	(22)	(124)	628	NM	NM	(829)	482	NM
Change in fair values of derivatives and embedded derivatives - FIAs	(141)	59	484	126	(196)	NM	(39)%	208	414	99%
Non-operating change in funding agreements	12	19	23	18	47	161%	292%	16	88	NM
Change in fair value of market risk benefits	565	(498)	201	67	(364)	NM	NM	427	(96)	NM
Non-operating change in liability for future policy benefits	(5)	2	(35)	(8)	—	NM	NM	(51)	(43)	16%
Non-operating change in insurance liabilities and related derivatives	431	(418)	673	203	(513)	NM	NM	600	363	(40)%
Integration, restructuring and other non-operating expenses	(41)	(32)	(30)	(31)	(204)	NM	NM	(98)	(265)	170%
Stock compensation expense	(13)	(46)	(13)	(11)	(12)	9%	(8)%	(42)	(36)	(14)%
Preferred stock dividends	44	45	45	46	45	(2)%	2%	136	136	—%
Noncontrolling interests - pre-tax income (loss) and VIE adjustments	(137)	787	313	232	876	278%	NM	382	1,421	272%
Less: Total adjustments to income before income taxes	(379)	1,335	966	315	820	160%	NM	149	2,101	NM
Spread related earnings	$872	$749	$816	$712	$855	20%	(2)%	$2,358	$2,383	1%

Note: Please refer to the Notes to the Financial Supplement section for discussion on spread related earnings.

Net Flows & Outflows Attributable to Athene by Type Unaudited (in millions, except percentages)

	Quarterly Trends					Δ		Year-to-Date		Δ
	3Q’23	4Q’23	1Q’24	2Q’24	3Q’24	Q/Q	Y/Y	2023	2024	Y/Y
NET FLOWS
Retail	$6,523	$13,410	$9,663	$8,938	$9,209	3%	41%	$21,883	$27,810	27%
Flow reinsurance	3,174	2,798	2,390	1,210	944	(22)%	(70)%	7,749	4,544	(41)%
Funding agreements[1]	3,245	2,300	8,041	5,970	9,570	60%	195%	4,893	23,581	NM
Pension group annuities	—	1,316	—	577	294	(49)%	NM	9,058	871	(90)%
Gross organic inflows	12,942	19,824	20,094	16,695	20,017	20%	55%	43,583	56,806	30%
Gross inorganic inflows[2]	—	2,214	—	—	—	NM	NM	—	—	NM
Total gross inflows	12,942	22,038	20,094	16,695	20,017	20%	55%	43,583	56,806	30%
Gross outflows[3]	(10,738)	(7,116)	(8,035)	(10,140)	(8,158)	(20)%	(24)%	(26,752)	(26,333)	(2)%
Net flows	$2,204	$14,922	$12,059	$6,555	$11,859	81%	NM	$16,831	$30,473	81%

Inflows attributable to Athene[4]	$3,101	$13,026	$14,591	$10,840	$14,705	36%	NM	$29,974	$40,136	34%
Inflows attributable to ADIP[4,5]	9,841	9,012	4,437	4,824	4,244	(12)%	(57)%	13,609	13,505	(1)%
Inflows ceded to third-party reinsurers[6]	—	—	1,066	1,031	1,068	4%	NM	—	3,165	NM
Total gross inflows	$12,942	$22,038	$20,094	$16,695	$20,017	20%	55%	$43,583	$56,806	30%

Outflows attributable to Athene	$(9,550)	$(5,791)	$(6,748)	$(8,627)	$(6,176)	(28)%	(35)%	$(22,972)	$(21,551)	(6)%
Outflows attributable to ADIP[5]	(1,188)	(1,325)	(1,287)	(1,513)	(1,982)	31%	67%	(3,780)	(4,782)	27%
Total gross outflows[3]	$(10,738)	$(7,116)	$(8,035)	$(10,140)	$(8,158)	(20)%	(24)%	$(26,752)	$(26,333)	(2)%

OUTFLOWS ATTRIBUTABLE TO ATHENE BY TYPE
Maturity-driven, contractual-based outflows[7]	$(3,243)	$(1,952)	$(2,818)	$(4,799)	$(2,312)	(52)%	(29)%	$(8,941)	$(9,929)	11%
Policyholder-driven outflows[8]	(3,584)	(3,839)	(3,930)	(3,828)	(3,864)	1%	8%	(11,308)	(11,622)	3%
Income oriented withdrawals (planned)[9]	(1,617)	(1,831)	(1,691)	(1,558)	(1,517)	(3)%	(6)%	(5,133)	(4,766)	(7)%
From policies out-of-surrender-charge (planned)[10]	(1,326)	(1,365)	(1,512)	(1,511)	(1,444)	(4)%	9%	(4,183)	(4,467)	7%
From policies in-surrender-charge (unplanned)[11]	(641)	(643)	(727)	(759)	(903)	19%	41%	(1,992)	(2,389)	20%
Core outflows	(6,827)	(5,791)	(6,748)	(8,627)	(6,176)	(28)%	(10)%	(20,249)	(21,551)	6%
Strategic reinsurance transactions[12]	(2,723)	—	—	—	—	NM	NM	(2,723)	—	NM
Outflows attributable to Athene	$(9,550)	$(5,791)	$(6,748)	$(8,627)	$(6,176)	(28)%	(35)%	$(22,972)	$(21,551)	(6)%

Annualized rate[13]
Maturity-driven, contractual-based outflows[7]	(6.3)%	(3.7)%	(5.1)%	(8.3)%	(3.9)%	NM	NM	(5.8)%	(5.8)%	0bps
Policyholder-driven outflows[8]	(6.9)%	(7.2)%	(7.0)%	(6.7)%	(6.5)%	(20)bps	(40)bps	(7.3)%	(6.7)%	(60)bps
Income oriented withdrawals (planned)[9]	(3.1)%	(3.4)%	(3.0)%	(2.7)%	(2.6)%	(10)bps	(50)bps	(3.3)%	(2.8)%	(50)bps
From policies out-of-surrender-charge (planned)[10]	(2.6)%	(2.6)%	(2.7)%	(2.7)%	(2.4)%	(30)bps	(20)bps	(2.7)%	(2.5)%	(20)bps
From policies in-surrender-charge (unplanned)[11]	(1.2)%	(1.2)%	(1.3)%	(1.3)%	(1.5)%	20bps	30bps	(1.3)%	(1.4)%	10bps
Core outflows	(13.2)%	(10.9)%	(12.1)%	(15.0)%	(10.4)%	NM	NM	(13.1)%	(12.5)%	(60)bps
Strategic reinsurance transactions[12]	(5.2)%	—%	—%	—%	—%	NM	NM	(1.8)%	—%	NM
Outflows attributable to Athene	(18.4)%	(10.9)%	(12.1)%	(15.0)%	(10.4)%	NM	NM	(14.9)%	(12.5)%	NM

1. Funding agreements are comprised of funding agreements issued under our funding agreement backed notes (FABN) program, secured and other funding agreements, funding agreements issued to the Federal Home Loan Bank (FHLB) and long-term repurchase agreements. 2. Gross inorganic inflows represent acquisitions and block reinsurance transactions. On November 6, 2023, we entered into an agreement with a Japanese counterparty, effective October 1, 2023, pursuant to which we agreed to reinsure a block of whole life insurance policies on a coinsurance basis. In conjunction with the transaction, we entered into an agreement with a leading mortality reinsurer to retrocede the mortality risk related to this block of business. 3. Gross outflows include full and partial policyholder withdrawals on deferred annuities, death benefits, pension group annuity benefit payments, payments on payout annuities, payments related to interest, maturities and repurchases of funding agreements and block reinsurance outflows. 4. Effective July 1, 2023, Athene Life Re Ltd. (ALRe) sold 50% of Athene Co-Invest Reinsurance Affiliate Holding 2 Ltd.’s (together with its subsidiaries, ACRA 2) economic interests to Apollo/Athene Dedicated Investment Program II (ADIP II), resulting in approximately $6.8 billion of inflows attributable to Athene for the first six months of 2023 being retroactively attributed to ADIP II. Effective December 31, 2023, ADIP II’s ownership of economic interests in ACRA 2 increased to 60%, with ALRe owning the remaining 40% of the economic interests. This resulted in approximately $3.0 billion of inflows attributable to Athene for the year ended December 31, 2023 being retroactively attributed to ADIP II. These were reflected as an inflow for ADIP and a reduction of Athene inflows in 3Q’23 and 4Q’23, respectively. 5. ADIP refers to Apollo/Athene Dedicated Investment Program (ADIP I) and ADIP II and represents the noncontrolling interests in business ceded to ACRA. 6. During the first quarter of 2024, we entered into a modco reinsurance agreement with Catalina Re Archdale Life Insurance Company Ltd., a subsidiary of Catalina Holdings (Bermuda) Ltd. (together with its subsidiaries, Catalina), to cede a quota share of our retail deferred annuity business issued on or after January 1, 2024. 7. Represents outflows from funding agreements, pension group annuities and multi-year guarantee fixed annuities, all of which occur based on defined maturities or substantially lapse upon reaching their contractual term. Amounts may vary on a quarterly basis, based on the timing of original issuance. 8. Represents outflows from fixed indexed annuities and other applicable products, which have varying degrees of predictability due to policyholder actions. 9. Represents partial annuity withdrawals to meet retirement income needs within contractual annual limits. 10. Represents outflows from policies that no longer have an active surrender charge in force. 11. Represents outflows from policies with an active surrender charge in force. 12. Strategic reinsurance transaction outflows include the portion of the reinsurance business recaptured by Venerable Insurance and Annuity Company (VIAC) in 3Q’23. 13 The outflow rate is calculated as outflows attributable to Athene divided by average net invested assets for the respective period, on an annualized basis.

Condensed Consolidated Balance Sheets Unaudited (in millions, except percentages)

	December 31, 2023	September 30, 2024	Δ
ASSETS
Investments
Available-for-sale securities, at fair value	$134,338	$164,685	23%
Trading securities, at fair value	1,706	1,684	(1)%
Equity securities	1,293	1,292	—%
Mortgage loans, at fair value	44,115	58,587	33%
Investment funds	109	107	(2)%
Policy loans	334	320	(4)%
Funds withheld at interest	24,359	21,231	(13)%
Derivative assets	5,298	7,529	42%
Short-term investments	341	614	80%
Other investments	1,206	1,727	43%
Total investments	213,099	257,776	21%
Cash and cash equivalents	13,020	13,587	4%
Restricted cash	1,761	964	(45)%
Investments in related parties
Available-for-sale securities, at fair value	14,009	17,897	28%
Trading securities, at fair value	838	619	(26)%
Equity securities, at fair value	318	257	(19)%
Mortgage loans, at fair value	1,281	1,345	5%
Investment funds	1,632	1,604	(2)%
Funds withheld at interest	6,474	5,444	(16)%
Short-term investments	947	812	(14)%
Other investments, at fair value	343	348	1%
Accrued investment income	1,933	2,695	39%
Reinsurance recoverable	4,154	7,454	79%
Deferred acquisition costs, deferred sales inducements and value of business acquired	5,979	6,971	17%
Goodwill	4,065	4,071	—%
Other assets	10,179	10,726	5%
Assets of consolidated variable interest entities
Investments
Trading securities, at fair value	2,136	2,379	11%
Mortgage loans, at fair value	2,173	2,226	2%
Investment funds, at fair value	15,927	17,135	8%
Other investments, at fair value	103	159	54%
Cash and cash equivalents	98	305	211%
Other assets	110	192	75%
Total assets	$300,579	$354,966	18%

Condensed Consolidated Balance Sheets, continued Unaudited (in millions, except percentages)

	December 31, 2023	September 30, 2024	Δ
LIABILITIES
Interest sensitive contract liabilities	$204,670	$245,436	20%
Future policy benefits	53,287	52,962	(1)%
Market risk benefits	3,751	4,402	17%
Debt	4,209	5,725	36%
Derivative liabilities	1,995	2,758	38%
Payables for collateral on derivatives and securities to repurchase	7,536	7,952	6%
Other liabilities	2,781	7,257	161%
Liabilities of consolidated variable interest entities	1,115	1,363	22%
Total liabilities	279,344	327,855	17%

EQUITY
Preferred stock	—	—	NM
Common stock	—	—	NM
Additional paid-in capital	19,499	19,567	—%
Retained earnings (accumulated deficit)	(92)	1,345	NM
Accumulated other comprehensive loss	(5,569)	(3,467)	38%
Total Athene Holding Ltd. stockholders' equity	13,838	17,445	26%
Noncontrolling interests	7,397	9,666	31%
Total equity	21,235	27,111	28%
Total liabilities and equity	$300,579	$354,966	18%

Net Invested Assets (Management view) & Agency Ratings Unaudited (in millions, except percentages)

	December 31, 2023		September 30, 2024
	Invested Asset Value[1]	Percent of Total	Invested Asset Value[1]	Percent of Total
NET INVESTED ASSETS
Corporate	$82,883	38.1%	$86,751	35.7%
CLO	20,538	9.4%	25,200	10.4%
Credit	103,421	47.5%	111,951	46.1%
CML	25,977	11.9%	27,928	11.5%
RML	18,021	8.3%	25,144	10.4%
RMBS	7,795	3.6%	7,768	3.2%
CMBS	5,580	2.6%	7,436	3.1%
Real estate	57,373	26.4%	68,276	28.2%
ABS	22,202	10.2%	28,572	11.8%
Alternative investments	11,659	5.4%	11,356	4.7%
State, municipal, political subdivisions and foreign government	3,384	1.5%	3,259	1.3%
Equity securities	1,727	0.8%	2,095	0.9%
Short-term investments	1,048	0.5%	1,256	0.5%
US government and agencies	4,052	1.9%	4,955	2.0%
Other investments	44,072	20.3%	51,493	21.2%
Cash and cash equivalents	10,467	4.8%	8,354	3.4%
Policy loans and other	2,094	1.0%	2,589	1.1%
Net invested assets	$217,427	100.0%	$242,663	100.0%

	AM Best	Standard & Poor’s	Fitch	Moody’s
FINANCIAL STRENGTH RATINGS
Athene Annuity & Life Assurance Company	A+	A+	A+	A1
Athene Annuity and Life Company	A+	A+	A+	A1
Athene Annuity & Life Assurance Company of New York	A+	A+	A+	A1
Athene Life Insurance Company of New York	A+	NR	NR	NR
Athene Annuity Re Ltd.	A+	A+	A+	A1
Athene Life Re Ltd.	A+	A+	A+	A1
Athene Life Re International Ltd.	A+	A+	A+	A1
Athene Co-Invest Reinsurance Affiliate 1A Ltd. and Athene Co-Invest Reinsurance Affiliate 1B Ltd.	A+	A+	A+	A1
Athene Co-Invest Reinsurance Affiliate 2A Ltd. and Athene Co-Invest Reinsurance Affiliate 2B Ltd.	A+	A+	A+	A1
Athene Co-Invest Reinsurance Affiliate International Ltd.	A+	A+	A+	A1

CREDIT RATINGS
Athene Holding Ltd.	a-	A-	A-	NR
Senior notes	a-	A-	BBB+	Baa1
Subordinated notes	NR	BBB	BBB-	Baa2

1. Please refer to the Notes to the Financial Supplement section for discussion on net invested assets, including net alternative investments, and the Non-GAAP Measure Reconciliations section for the reconciliation of investments, including related parties, to net invested assets. Net invested assets include our economic ownership of ACRA investments but do not include the investments associated with the noncontrolling interests.

Net Alternative Investments (Management view) Unaudited (in millions, except percentages)

	December 31, 2023[1]		September 30, 2024
	Invested Asset Value[2]	Percent of Total	Invested Asset Value[2]	Percent of Total
NET ALTERNATIVE INVESTMENTS
Strategic origination platforms
Wheels	$691	5.9%	$571	5.0%
Redding Ridge	571	4.9%	576	5.1%
MidCap Financial	524	4.5%	452	4.0%
Aqua Finance	215	1.8%	311	2.7%
PK AirFinance	244	2.1%	301	2.6%
Foundation Home Loans	242	2.1%	208	1.8%
Other	240	2.1%	509	4.5%
Strategic origination platforms	2,727	23.4%	2,928	25.7%
Apollo and other investments
Real assets	2,010	17.2%	1,735	15.3%
Private equity	1,159	9.9%	1,089	9.6%
Structured equity and other	368	3.2%	500	4.4%
Equity	3,537	30.3%	3,324	29.3%
Credit	1,559	13.4%	1,354	11.9%
Liquid assets and other	298	2.6%	1,148	10.1%
Apollo and other investments	5,394	46.3%	5,826	51.3%
Total AAA	8,121	69.7%	8,754	77.0%
Retirement Services
Athora	1,106	9.5%	1,122	9.9%
Venerable	181	1.5%	180	1.6%
Other	1,014	8.7%	—	—%
Retirement Services	2,301	19.7%	1,302	11.5%
Apollo and other investments
Equity	969	8.3%	973	8.6%
Credit	215	1.8%	293	2.6%
Other[3]	53	0.5%	34	0.3%
Apollo and other investments	1,237	10.6%	1,300	11.5%
Total Non AAA	3,538	30.3%	2,602	23.0%
Net alternative investments[4]	$11,659	100.0%	$11,356	100.0%

1. Prior period amounts have been reclassified to conform with the current year presentation as a result of aligning our alternative investment categories to reflect our updated investment strategies. 2. Please refer to the Notes to the Financial Supplement section for discussion on net invested assets, including net alternative investments, and the Non-GAAP Measure Reconciliations section for the reconciliations of investments, including related parties, to net invested assets and investment funds, including related parties and consolidated VIEs, to net alternative investments. Net invested assets include our economic ownership of ACRA investments but do not include the investments associated with the noncontrolling interests. Net alternative invested asset values reflect Athene’s ownership of Apollo Aligned Alternatives, L.P. (AAA). Athene’s ownership percentage of AAA was approximately 62%, 63%, 66% and 69% as of September 30, 2024, June 30, 2024, March 31, 2024 and December 31, 2023, respectively. 3. Other primarily includes royalties. 4. Net alternative investments do not correspond to total investment funds, including related parties and consolidated VIEs, on our condensed consolidated balance sheets. Net alternative investments adjusts the GAAP presentation to include certain equity securities that are included in AFS or trading securities in the GAAP view, investment funds included in our funds withheld at interest and modco reinsurance portfolios, royalties and other investments.

Credit Quality of Securities Unaudited (in millions, except percentages)

	December 31, 2023		September 30, 2024
CREDIT QUALITY OF AFS SECURITIES (GAAP VIEW)	Fair Value	Percent of Total	Fair Value	Percent of Total
National Association of Insurance Commissioners (NAIC) designation
1 A-G	$81,549	55.0%	$102,381	56.1%
2 A-C	61,664	41.5%	74,486	40.8%
Total investment grade	143,213	96.5%	176,867	96.9%
3 A-C	3,544	2.4%	3,502	1.9%
4 A-C	1,013	0.7%	1,469	0.8%
5 A-C	129	0.1%	148	0.1%
6	448	0.3%	596	0.3%
Total below investment grade	5,134	3.5%	5,715	3.1%
Total AFS securities including related parties	$148,347	100.0%	$182,582	100.0%

Nationally Recognized Statistical Rating Organization (NRSRO) designation
AAA/AA/A	$71,887	48.5%	$93,502	51.2%
BBB	58,010	39.1%	70,025	38.4%
Non-rated[1]	11,427	7.7%	11,842	6.5%
Total investment grade	141,324	95.3%	175,369	96.1%
BB	3,421	2.3%	3,004	1.6%
B	826	0.6%	1,004	0.5%
CCC	1,037	0.6%	1,030	0.6%
CC and lower	739	0.5%	766	0.4%
Non-rated[1]	1,000	0.7%	1,409	0.8%
Total below investment grade	7,023	4.7%	7,213	3.9%
Total AFS securities including related parties	$148,347	100.0%	$182,582	100.0%

1. Securities denoted as non-rated by the NRSRO were classified as investment or non-investment grade according to the security’s respective NAIC designation. With respect to modeled loan backed and structured securities (LBaSS), the NAIC designation methodology differs in significant respects from the NRSRO ratings methodology. The NRSRO ratings methodology is focused on the likelihood of recovery of all contractual payments, including principal at par regardless of entry price, while the NAIC designation methodology considers an investment at amortized cost, and the likelihood of recovery of that book value. We view the NAIC designation methodology as the most appropriate way to view our AFS portfolio when evaluating credit risk since a portion of our holdings were purchased at a significant discount to par.

Credit Quality of Net Invested Assets (Management view) Unaudited (In millions, except percentages)

	December 31, 2023		September 30, 2024			December 31, 2023		September 30, 2024
	Invested Asset Value[1]	% of Total	Invested Asset Value[1]	% of Total		Invested Asset Value[1]	% of Total	Invested Asset Value[1]	% of Total
CREDIT QUALITY OF NET INVESTED ASSETS					CREDIT QUALITY OF NET INVESTED ASSETS
NAIC designation					NRSRO designation
1 A-G	$79,503	53.9%	$90,575	54.8%	AAA/AA/A	$67,768	45.9%	$80,134	48.5%
2 A-C	61,775	41.9%	67,976	41.2%	BBB	57,345	38.9%	62,782	38.0%
Non-rated	322	0.2%	—	—%	Non-rated[2]	14,397	9.8%	13,933	8.4%
Total investment grade	141,600	96.0%	158,551	96.0%	Total investment grade	139,510	94.6%	156,849	94.9%
3 A-C	3,833	2.6%	3,447	2.1%	BB	3,551	2.4%	2,926	1.8%
4 A-C	1,170	0.8%	1,519	0.9%	B	915	0.6%	1,060	0.7%
5 A-C	357	0.2%	382	0.2%	CCC	1,280	0.9%	1,280	0.8%
6	522	0.4%	830	0.5%	CC and lower	940	0.6%	884	0.5%
Non-rated	—	—%	468	0.3%	Non-rated[2]	1,286	0.9%	2,198	1.3%
Total below investment grade	5,882	4.0%	6,646	4.0%	Total below investment grade	7,972	5.4%	8,348	5.1%
Total NAIC designated assets[3]	147,482	100.0%	165,197	100.0%	Total NRSRO designated assets[3]	147,482	100.0%	165,197	100.0%

Assets without NAIC designation					Assets without NRSRO designation
Commercial mortgage loans					Commercial mortgage loans
CM1	4,384	16.9%	3,609	12.9%	CM1	4,384	16.9%	3,609	12.9%
CM2	15,645	60.2%	18,715	67.0%	CM2	15,645	60.2%	18,715	67.0%
CM3	5,304	20.4%	5,083	18.2%	CM3	5,304	20.4%	5,083	18.2%
CM4	623	2.4%	481	1.7%	CM4	623	2.4%	481	1.7%
CM5	—	—%	—	—%	CM5	—	—%	—	—%
CM6	13	0.1%	18	0.1%	CM6	13	0.1%	18	0.1%
CM7	8	—%	22	0.1%	CM7	8	—%	22	0.1%
Total CMLs	25,977	100.0%	27,928	100.0%	Total CMLs	25,977	100.0%	27,928	100.0%
Residential mortgage loans					Residential mortgage loans
In good standing	17,503	97.1%	24,452	97.2%	In good standing	17,503	97.1%	24,452	97.2%
90 days late	407	2.3%	520	2.1%	90 days late	407	2.3%	520	2.1%
In foreclosure	111	0.6%	172	0.7%	In foreclosure	111	0.6%	172	0.7%
Total RMLs	18,021	100.0%	25,144	100.0%	Total RMLs	18,021	100.0%	25,144	100.0%
Alternative investments	11,659		11,356		Alternative investments	11,659		11,356
Cash and equivalents	10,467		8,354		Cash and equivalents	10,467		8,354
Equity securities	1,727		2,095		Equity securities	1,727		2,095
Other[4]	2,094		2,589		Other[4]	2,094		2,589
Net invested assets	$217,427		$242,663		Net invested assets	$217,427		$242,663

1. Please refer to the Notes to the Financial Supplement section for discussion on net invested assets and the Non-GAAP Measure Reconciliations section for the reconciliation of total investments, including related parties, to net invested assets. 2. Securities denoted as non-rated by the NRSRO were classified as investment or non-investment grade according to the security’s respective NAIC designation. With respect to modeled LBaSS, the NAIC designation methodology differs in significant respects from the NRSRO ratings methodology. 3. NAIC and NRSRO designations include corporates, CLO, RMBS, CMBS, ABS, state, municipal, political subdivisions and foreign government securities, short-term investments and US government and agency securities. 4. Other includes policy loans, accrued interest and other net invested assets.

Credit Quality of Net Invested Assets - ABS and CLOs (Management view) Unaudited (In millions, except percentages)

	December 31, 2023		September 30, 2024			December 31, 2023		September 30, 2024
	Invested Asset Value[1]	% of Total	Invested Asset Value[1]	% of Total		Invested Asset Value[1]	% of Total	Invested Asset Value[1]	% of Total
CREDIT QUALITY OF ABS – NAIC DESIGNATION					CREDIT QUALITY OF ABS – NRSRO DESIGNATION
1 A-G	$13,700	61.7%	$19,516	68.3%	AAA/AA/A	$12,117	54.6%	$18,991	66.5%
2 A-C	7,227	32.6%	7,930	27.8%	BBB	8,407	37.9%	8,012	28.0%
Non-rated	—	—%	—	—%	Non-rated[2]	403	1.8%	455	1.6%
Total investment grade	20,927	94.3%	27,446	96.1%	Total investment grade	20,927	94.3%	27,458	96.1%
3 A-C	809	3.6%	768	2.7%	BB	822	3.6%	742	2.6%
4 A-C	261	1.2%	203	0.7%	B	248	1.1%	193	0.7%
5 A-C	125	0.5%	111	0.4%	CCC	12	0.1%	12	—%
6	80	0.4%	44	0.1%	CC and lower	35	0.2%	4	—%
Non-rated	—	—%	—	—%	Non-rated[2]	158	0.7%	163	0.6%
Total below investment grade	1,275	5.7%	1,126	3.9%	Total below investment grade	1,275	5.7%	1,114	3.9%
ABS net invested assets	$22,202	100.0%	$28,572	100.0%	ABS net invested assets	$22,202	100.0%	$28,572	100.0%

CREDIT QUALITY OF CLOs – NAIC DESIGNATION					CREDIT QUALITY OF CLOs – NRSRO DESIGNATION
1 A-G	$13,232	64.4%	$17,030	67.6%	AAA/AA/A	$13,232	64.4%	$17,030	67.6%
2 A-C	7,161	34.9%	8,062	32.0%	BBB	7,161	34.9%	8,062	32.0%
Non-rated	—	—%	—	—%	Non-rated[2]	—	—%	—	—%
Total investment grade	20,393	99.3%	25,092	99.6%	Total investment grade	20,393	99.3%	25,092	99.6%
3 A-C	126	0.6%	89	0.3%	BB	126	0.6%	89	0.3%
4 A-C	19	0.1%	19	0.1%	B	19	0.1%	19	0.1%
5 A-C	—	—%	—	—%	CCC	—	—%	—	—%
6	—	—%	—	—%	CC and lower	—	—%	—	—%
Non-rated	—	—%	—	—%	Non-rated[2]	—	—%	—	—%
Total below investment grade	145	0.7%	108	0.4%	Total below investment grade	145	0.7%	108	0.4%
CLO net invested assets	$20,538	100.0%	$25,200	100.0%	CLO net invested assets	$20,538	100.0%	$25,200	100.0%

1. Please refer to the Notes to the Financial Supplement section for discussion on net invested assets and the Non-GAAP Measure Reconciliations section for the reconciliation of total investments, including related parties, to net invested assets. 2. Securities denoted as non-rated by the NRSRO were classified as investment or non-investment grade according to the security’s respective NAIC designation. With respect to modeled LBaSS, the NAIC designation methodology differs in significant respects from the NRSRO ratings methodology.

Credit Quality of Net Invested Assets - RMBS and CMBS (Management view) Unaudited (In millions, except percentages)

	December 31, 2023		September 30, 2024			December 31, 2023		September 30, 2024
	Invested Asset Value[1]	% of Total	Invested Asset Value[1]	% of Total		Invested Asset Value[1]	% of Total	Invested Asset Value[1]	% of Total
CREDIT QUALITY OF RMBS – NAIC DESIGNATION					CREDIT QUALITY OF RMBS – NRSRO DESIGNATION
1 A-G	$6,714	86.1%	$6,627	85.3%	AAA/AA/A	$2,344	30.1%	$2,344	30.2%
2 A-C	262	3.4%	442	5.7%	BBB	475	6.1%	598	7.7%
Non-rated	—	—%	—	—%	Non-rated[2]	2,324	29.8%	2,498	32.2%
Total investment grade	6,976	89.5%	7,069	91.0%	Total investment grade	5,143	66.0%	5,440	70.1%
3 A-C	335	4.3%	298	3.8%	BB	99	1.3%	55	0.7%
4 A-C	323	4.2%	260	3.3%	B	128	1.6%	131	1.7%
5 A-C	89	1.1%	67	0.9%	CCC	1,144	14.7%	1,018	13.1%
6	72	0.9%	74	1.0%	CC and lower	835	10.7%	765	9.8%
Non-rated	—	—%	—	—%	Non-rated[2]	446	5.7%	359	4.6%
Total below investment grade	819	10.5%	699	9.0%	Total below investment grade	2,652	34.0%	2,328	29.9%
RMBS net invested assets	$7,795	100.0%	$7,768	100.0%	RMBS net invested assets	$7,795	100.0%	$7,768	100.0%

CREDIT QUALITY OF CMBS – NAIC DESIGNATION					CREDIT QUALITY OF CMBS – NRSRO DESIGNATION
1 A-G	$4,000	71.7%	$5,775	77.7%	AAA/AA/A	$3,447	61.8%	$5,075	68.2%
2 A-C	993	17.8%	821	11.1%	BBB	962	17.2%	877	11.8%
Non-rated	—	—%	—	—%	Non-rated[2]	291	5.2%	355	4.8%
Total investment grade	4,993	89.5%	6,596	88.8%	Total investment grade	4,700	84.2%	6,307	84.8%
3 A-C	293	5.3%	299	4.0%	BB	550	9.9%	476	6.4%
4 A-C	151	2.7%	418	5.6%	B	216	3.8%	420	5.6%
5 A-C	75	1.3%	77	1.0%	CCC	89	1.6%	197	2.7%
6	68	1.2%	46	0.6%	CC and lower	25	0.5%	36	0.5%
Non-rated	—	—%	—	—%	Non-rated[2]	—	—%	—	—%
Total below investment grade	587	10.5%	840	11.2%	Total below investment grade	880	15.8%	1,129	15.2%
CMBS net invested assets	$5,580	100.0%	$7,436	100.0%	CMBS net invested assets	$5,580	100.0%	$7,436	100.0%

1. Please refer to the Notes to the Financial Supplement section for discussion on net invested assets and the Non-GAAP Measure Reconciliations section for the reconciliation of total investments, including related parties, to net invested assets. 2. Securities denoted as non-rated by the NRSRO were classified as investment or non-investment grade according to the security’s respective NAIC designation. With respect to modeled LBaSS, the NAIC designation methodology differs in significant respects from the NRSRO ratings methodology.

Net Reserve Liabilities & Rollforwards Unaudited (in millions, except percentages)

	December 31, 2023		September 30, 2024
	Dollars	Percent of Total	Dollars	Percent of Total
NET RESERVE LIABILITIES
Indexed annuities	$84,444	42.4%	$84,572	37.4%
Fixed rate annuities	53,282	26.7%	62,533	27.7%
Total deferred annuities	137,726	69.1%	147,105	65.1%
Pension group annuities	26,313	13.2%	26,448	11.7%
Payout annuities	4,897	2.4%	4,896	2.2%
Funding agreements[1]	26,637	13.4%	43,588	19.3%
Life and other	3,716	1.9%	3,862	1.7%
Total net reserve liabilities	$199,289	100.0%	$225,899	100.0%

	Quarterly Trends					Δ		Year-to-Date		Δ
	3Q’23	4Q’23	1Q’24	2Q’24	3Q’24	Q/Q	Y/Y	2023	2024	Y/Y
NET RESERVE LIABILITY ROLLFORWARD
Net reserve liabilities – beginning	$193,431	$185,744	$199,289	$208,523	$211,548	1%	9%	$175,970	$199,289	13%
Gross inflows[2]	13,257	20,167	20,408	16,979	20,301	20%	53%	44,357	57,688	30%
Acquisition and block reinsurance[3]	—	2,214	—	—	—	NM	NM	—	—	NM
Inflows attributable to ACRA noncontrolling interests	(3,192)	(6,025)	(4,519)	(4,907)	(4,318)	(12)%	35%	(7,003)	(13,744)	96%
Inflows ceded to third-party reinsurers[4]	—	—	(1,083)	(1,047)	(1,083)	3%	NM	—	(3,213)	NM
Net inflows	10,065	16,356	14,806	11,025	14,900	35%	48%	37,354	40,731	9%
Net withdrawals	(6,827)	(5,791)	(6,748)	(8,627)	(6,176)	(28)%	(10)%	(20,249)	(21,551)	6%
Strategic reinsurance outflows[5]	(2,723)	—	—	—	—	NM	NM	(2,723)	—	NM
ACRA ownership changes[6]	(7,023)	(3,239)	—	—	—	NM	NM	(7,023)	—	NM
Other reserve changes	(1,179)	6,219	1,176	627	5,627	NM	NM	2,415	7,430	208%
Net reserve liabilities – ending	$185,744	$199,289	$208,523	$211,548	$225,899	7%	22%	$185,744	$225,899	22%

ACRA NONCONTROLLING INTERESTS RESERVE LIABILITY ROLLFORWARD
Reserve liabilities – beginning	$37,775	$46,576	$56,651	$60,142	$63,810	6%	69%	$35,981	$56,651	57%
Inflows	3,192	6,025	4,519	4,907	4,318	(12)%	35%	7,003	13,744	96%
Withdrawals	(1,188)	(1,325)	(1,287)	(1,513)	(1,982)	31%	67%	(3,780)	(4,782)	27%
ACRA ownership changes[6]	7,023	3,239	—	—	—	NM	NM	7,023	—	NM
Other reserve changes	(226)	2,136	259	274	1,946	NM	NM	349	2,479	NM
Reserve liabilities – ending	$46,576	$56,651	$60,142	$63,810	$68,092	7%	46%	$46,576	$68,092	46%

Note: Please refer to the Notes to the Financial Supplement section for discussion on net reserve liabilities and the Non-GAAP Measure Reconciliations section for the reconciliation of total liabilities to net reserve liabilities. Net reserve liabilities include our economic ownership of ACRA reserve liabilities but do not include the reserve liabilities associated with the noncontrolling interests. 1. Funding agreements are comprised of funding agreements issued under our FABN program, secured and other funding agreements, funding agreements issued to the FHLB and long-term repurchase agreements. 2. Gross inflows equal inflows from our retail, flow reinsurance and institutional channels as well as inflows for life and products other than deferred annuities or our institutional products, renewal inflows, annuitizations and foreign currency translation adjustments on large transactions between the transaction date and the translation period. Gross inflows include all inflows sourced by Athene, including all of the inflows reinsured to ACRA and third-party reinsurers. 3. Acquisition and block reinsurance transactions include the reserve liabilities acquired in our inorganic channel at inception. On November 6, 2023, we entered into an agreement with a Japanese counterparty, effective October 1, 2023, pursuant to which we agreed to reinsure a block of whole life insurance policies on a coinsurance basis. In conjunction with the transaction, we entered into an agreement with a leading mortality reinsurer to retrocede the mortality risk related to this block of business. 4. During the first quarter of 2024, we entered into a modco reinsurance agreement with Catalina to cede a quota share of our retail deferred annuity business issued on or after January 1, 2024. 5. Strategic reinsurance outflows include the portion of the reinsurance business recaptured by VIAC in 3Q’23. 6. Effective July 1, 2023, ALRe sold 50% of ACRA 2’s economic interests to ADIP II, resulting in approximately $6.8 billion of inflows attributable to Athene for the first six months of 2023 being retroactively attributed to ADIP II. The ADIP II reserve liabilities at inception on July 1, 2023 were $7.0 billion. Effective December 31, 2023, ADIP II’s ownership of economic interests in ACRA 2 increased to 60%, with ALRe owning the remaining 40% of the economic interests.

Deferred Annuity Liability Characteristics Unaudited (in millions, except percentages)

	Surrender charge (gross)	Percent of total	Surrender charge (net of MVA)	Percent of total
SURRENDER CHARGE PERCENTAGES ON DEFERRED ANNUITIES NET ACCOUNT VALUE
No Surrender Charge	$25,896	18.6%	$25,896	18.6%
0.0% < 2.0%	6,315	4.5%	3,933	2.8%
2.0% < 4.0%	7,037	5.1%	9,248	6.7%
4.0% < 6.0%	12,786	9.2%	20,043	14.4%
6.0% or greater	86,998	62.6%	79,912	57.5%
	$139,032	100.0%	$139,032	100.0%

		Surrender charge (gross)	MVA benefit	Surrender charge (net)
Aggregate surrender charge protection		5.9%	0.7%	6.6%

	Deferred annuities	Percent of total	Average surrender charge (gross)
YEARS OF SURRENDER CHARGE REMAINING ON DEFERRED ANNUITIES NET ACCOUNT VALUE
No Surrender Charge	$25,896	18.6%	—%
Less than 2	19,972	14.4%	5.6%
2 to less than 4	35,171	25.3%	6.3%
4 to less than 6	28,173	20.3%	7.2%
6 to less than 8	13,987	10.0%	8.7%
8 to less than 10	13,293	9.6%	8.6%
10 or greater	2,540	1.8%	14.1%
	$139,032	100.0%

Notes to the Financial Supplement
KEY OPERATING AND NON-GAAP MEASURES
In addition to our results presented in accordance with US GAAP, we present certain financial information that includes non-GAAP measures. Management believes the use of these non-GAAP measures, together with the relevant US GAAP measures, provides information that may enhance an investor’s understanding of our results of operations and the underlying profitability drivers of our business. The majority of these non-GAAP measures are intended to remove from the results of operations the impact of market volatility (other than with respect to alternative investments), which consists of investment gains (losses), net of offsets, and non-operating change in insurance liabilities and related derivatives, both defined below, as well as integration, restructuring, stock compensation and certain other expenses which are not part of our underlying profitability drivers, as such items fluctuate from period to period in a manner inconsistent with these drivers. These measures should be considered supplementary to our results in accordance with US GAAP and should not be viewed as a substitute for the corresponding US GAAP measures.

SPREAD RELATED EARNINGS AND NET SPREAD
Spread related earnings is a pre-tax non-GAAP measure used to evaluate our financial performance including the impact of any reinsurance transactions and excluding market volatility and expenses related to integration, restructuring, stock compensation and other expenses. Our spread related earnings equals net income available to AHL common stockholder adjusted to eliminate the impact of the following:

•Investment Gains (Losses), Net of Offsets—Consists of the realized gains and losses on the sale of AFS securities, the change in fair value of reinsurance assets, unrealized gains and losses, changes in the provision for credit losses and other investment gains and losses. Unrealized, allowances and other investment gains and losses are comprised of the fair value adjustments of trading securities (other than certain equity tranche securities) and mortgage loans, investments held under the fair value option, derivative gains and losses not hedging FIA index credits, all foreign exchange impacts and the change in provision for credit losses recognized in operations net of the change in AmerUs Closed Block fair value reserve related to the corresponding change in fair value of investments. Investment gains and losses are net of offsets related to the market value adjustments (MVA) associated with surrenders or terminations of contracts.
•Non-operating Change in Insurance Liabilities and Related Derivatives
•Change in Fair Values of Derivatives and Embedded Derivatives – FIAs—Consists of impacts related to the fair value accounting for derivatives hedging the FIA index credits and the related embedded derivative liability fluctuations from period to period. The index reserve is measured at fair value for the current period and all periods beyond the current policyholder index term. However, the FIA hedging derivatives are purchased to hedge only the current index period. Upon policyholder renewal at the end of the period, new FIA hedging derivatives are purchased to align with the new term. The difference in duration between the FIA hedging derivatives and the index credit reserves creates a timing difference in earnings. This timing difference of the FIA hedging derivatives and index credit reserves is included as a non-operating adjustment. We primarily hedge with options that align with the index terms of our FIA products (typically 1–2 years). On an economic basis, we believe this is suitable because policyholder accounts are credited with index performance at the end of each index term. However, because the term of an embedded derivative in an FIA contract is longer-dated, there is a duration mismatch which may lead to mismatches for accounting purposes.
•Non-operating Change in Funding Agreements—Consists of timing differences caused by changes to interest rates on variable funding agreements and funding agreement backed notes and the associated reserve accretion patterns of those contracts. Further included are adjustments for gains associated with our repurchases of funding agreement backed notes.
•Change in Fair Value of Market Risk Benefits—Consists primarily of volatility in capital market inputs used in the measurement at fair value of our market risk benefits, including certain impacts from changes in interest rates, equity returns and implied equity volatilities.
•Non-operating Change in Liability for Future Policy Benefits—Consists of the non-economic loss incurred at issuance for certain pension group annuities and other payout annuities with life contingencies when valuation interest rates prescribed by US GAAP are lower than the net investment earned rates, adjusted for profit, assumed in pricing. For such contracts with non-economic US GAAP losses, the SRE reserve accretes interest using an imputed discount rate that produces zero gain or loss at issuance.
•Integration, Restructuring, and Other Non-operating Expenses—Consists of restructuring and integration expenses related to acquisitions and block reinsurance costs as well as certain other expenses, which are not predictable or related to our underlying profitability drivers.
•Stock Compensation Expense—Consists of stock compensation expenses associated with our share incentive plans, including long-term incentive expenses, which are not related to our underlying profitability drivers and fluctuate from time to time due to the structure of our plans.
•Income Tax (Expense) Benefit—Consists of the income tax effect of all income statement adjustments and is computed by applying the appropriate jurisdiction’s tax rate to all adjustments subject to income tax.
We consider these adjustments to be meaningful adjustments to net income available to AHL common stockholder for the reasons discussed in greater detail above. Accordingly, we believe using a measure which excludes the impact of these items is useful in analyzing our business performance and the trends in our results of operations. Together with net income available to AHL common stockholder, we believe spread related earnings provides a meaningful financial metric that helps investors understand our underlying results and profitability. Spread related earnings should not be used as a substitute for net income available to AHL common stockholder.

Net spread is a non-GAAP measure used to evaluate our financial performance and profitability. Net spread is computed using our spread related earnings divided by average net invested assets for the relevant period. To enhance the ability to analyze this measure across periods, interim periods are annualized. While we believe this metric is a meaningful financial metric and enhances our understanding of the underlying profitability drivers of our business, it should not be used as a substitute for ROA presented under US GAAP.

SRE, EXCLUDING NOTABLE ITEMS AND NET SPREAD, EXCLUDING NOTABLE ITEMS
Spread related earnings, excluding notable items and net spread, excluding notable items represent SRE and net spread with an adjustment to exclude notable items. Notable items include unusual variability such as actuarial experience, assumption updates and other insurance adjustments. We use these measures to assess the long-term performance of the business against projected earnings, by excluding items that are expected to be infrequent or not indicative of the ongoing operations of the business. We view these non-GAAP measures as additional measures that provide insight to management and investors on the historical, period-to-period comparability of our key non-GAAP operating measures.

Notes to the Financial Supplement, continued
NET INVESTMENT SPREAD
Net investment spread is a key measure of profitability used in analyzing the trends of our core business operations. Net investment spread measures our investment performance plus our strategic capital management fees, less our total cost of funds. Net investment earned rate is a key measure of our investment performance while cost of funds is a key measure of the cost of our policyholder benefits and liabilities. Strategic capital management fees consist of management fees received by us for business managed for others.
•Net investment earned rate is a non-GAAP measure we use to evaluate the performance of our net invested assets. Net investment earned rate is computed as the income from our net invested assets divided by the average net invested assets, for the relevant period. To enhance the ability to analyze these measures across periods, interim periods are annualized. The adjustments to net investment income to arrive at our net investment earnings add (a) alternative investment gains and losses, (b) gains and losses related to certain equity securities, (c) net VIE impacts (revenues, expenses and noncontrolling interests), (d) forward points gains and losses on foreign exchange derivative hedges, (e) amortization of premium/discount on held-for-trading securities and (f) the change in fair value of reinsurance assets, and remove the proportionate share of the ACRA net investment income associated with the noncontrolling interests. We include the income and assets supporting our change in fair value of reinsurance assets by evaluating the underlying investments of the funds withheld at interest receivables and we include the net investment income from those underlying investments which does not correspond to the US GAAP presentation of change in fair value of reinsurance assets. We exclude the income and assets on business related to ceded reinsurance transactions. We believe the adjustments for reinsurance provide a net investment earned rate on the assets for which we have economic exposure. We believe a measure like net investment earned rate is useful in analyzing the trends of our core business operations, profitability and pricing discipline. While we believe net investment earned rate is a meaningful financial metric and enhances our understanding of the underlying profitability drivers of our business, it should not be used as a substitute for net investment income presented under US GAAP.
•Cost of funds includes liability costs related to cost of crediting on both deferred annuities and institutional products as well as other liability costs, but does not include the proportionate share of the ACRA cost of funds associated with the noncontrolling interests. Cost of crediting on deferred annuities is the interest credited to the policyholders on our fixed strategies as well as the option costs on the indexed annuity strategies. With respect to FIAs, the cost of providing index credits includes the expenses incurred to fund the annual index credits, and where applicable, minimum guaranteed interest credited. Cost of crediting on institutional products is comprised of (1) pension group annuity costs, including interest credited, benefit payments and other reserve changes, net of premiums received when issued, and (2) funding agreement costs, including the interest payments and other reserve changes. Additionally, cost of crediting includes forward points gains and losses on foreign exchange derivative hedges. Other liability costs include DAC, DSI and VOBA amortization, certain market risk benefit costs, the cost of liabilities on products other than deferred annuities and institutional products, premiums and certain product charges and other revenues. We include the costs related to business added through assumed reinsurance transactions and exclude the costs on business related to ceded reinsurance transactions. Cost of funds is computed as the total liability costs divided by the average net invested assets for the relevant period. To enhance the ability to analyze these measures across periods, interim periods are annualized. We believe a measure like cost of funds is useful in analyzing the trends of our core business operations, profitability and pricing discipline. While we believe cost of funds is a meaningful financial metric and enhances our understanding of the underlying profitability drivers of our business, it should not be used as a substitute for total benefits and expenses presented under US GAAP.

NET INVESTMENT SPREAD, EXCLUDING NOTABLE ITEMS
Net investment spread, excluding notable items represents net investment spread with an adjustment to exclude notable items. Notable items include unusual variability such as actuarial experience, assumption updates and other insurance adjustments. We use this measure to assess the long-term performance of the business against projected earnings, by excluding items that are expected to be infrequent or not indicative of the ongoing operations of the business. We view this non-GAAP measure as an additional measure that provides insight to management and investors on the historical, period-to-period comparability of our key non-GAAP operating measures.

OTHER OPERATING EXPENSES
Other operating expenses excludes interest expense, policy acquisition expenses, net of deferrals, integration, restructuring and other non-operating expenses, stock compensation and long-term incentive plan expenses and the proportionate share of the ACRA operating expenses associated with the noncontrolling interests. We believe a measure like other operating expenses is useful in analyzing the trends of our core business operations and profitability. While we believe other operating expenses is a meaningful financial metric and enhances our understanding of the underlying profitability drivers of our business, it should not be used as a substitute for policy and other operating expenses presented under US GAAP.

ADJUSTED SENIOR DEBT-TO-CAPITAL RATIO
Adjusted senior debt-to-capital ratio is a non-GAAP measure used to evaluate our capital structure excluding the impacts of AOCI and the cumulative changes in fair value of funds withheld and modco reinsurance assets as well as mortgage loan assets, net of tax. Adjusted senior debt-to-capital ratio is calculated as senior debt at notional value divided by adjusted capitalization. Adjusted capitalization includes our adjusted AHL common stockholder’s equity, preferred stock and the notional value of our total debt. Adjusted AHL common stockholder’s equity is calculated as the ending AHL stockholders’ equity excluding AOCI, the cumulative changes in fair value of funds withheld and modco reinsurance assets and mortgage loan assets as well as preferred stock. These adjustments fluctuate period to period in a manner inconsistent with our underlying profitability drivers as the majority of such fluctuation is related to the market volatility of the unrealized gains and losses associated with our AFS securities, reinsurance assets and mortgage loans. Except with respect to reinvestment activity relating to acquired blocks of businesses, we typically buy and hold investments to maturity throughout the duration of market fluctuations, therefore, the period-over-period impacts in unrealized gains and losses are not necessarily indicative of current operating fundamentals or future performance. Adjusted senior debt-to-capital ratio should not be used as a substitute for the debt-to-capital ratio. However, we believe the adjustments to stockholders’ equity and debt are significant to gaining an understanding of our capitalization, debt utilization and debt capacity.

ADJUSTED LEVERAGE RATIO
Adjusted leverage ratio is a non-GAAP measure used to evaluate our capital structure excluding the impacts of AOCI and the cumulative changes in fair value of funds withheld and modco reinsurance assets as well as mortgage loan assets, net of tax. Adjusted leverage ratio is calculated as total debt at notional value adjusted to exclude 50% of the notional value of subordinated debt as an equity credit plus 50% of preferred stock divided by adjusted capitalization. Adjusted capitalization includes our adjusted AHL common stockholder’s equity, preferred stock and the notional value of our total debt. Adjusted AHL common stockholder’s equity is calculated as the ending AHL stockholders’ equity excluding AOCI, the cumulative changes in fair value of funds withheld and modco reinsurance assets and mortgage loan assets as well as preferred stock. These adjustments fluctuate period to period in a manner inconsistent with our underlying profitability drivers as the majority of such fluctuation is related to the market volatility of the unrealized gains and losses associated with our AFS securities, reinsurance assets and mortgage loans. Except with respect to reinvestment activity relating to acquired blocks of businesses, we typically buy and hold investments to maturity throughout the duration of market fluctuations, therefore, the period-over-period impacts in unrealized gains and losses are not necessarily indicative of current operating fundamentals or future performance. Adjusted leverage ratio should not be used as a substitute for the leverage ratio. However, we believe the adjustments to stockholders’ equity and debt are significant to gaining an understanding of our capitalization, debt and preferred stock utilization and overall leverage capacity, because they provide insight into how rating agencies measure our capitalization, which is a consideration in how we manage our leverage capacity.

Notes to the Financial Supplement, continued
NET INVESTED ASSETS
In managing our business, we analyze net invested assets, which does not correspond to total investments, including investments in related parties, as disclosed in our condensed consolidated financial statements and notes thereto. Net invested assets represent the investments that directly back our net reserve liabilities as well as surplus assets. Net invested assets is used in the computation of net investment earned rate, which allows us to analyze the profitability of our investment portfolio. Net invested assets include (a) total investments on the condensed consolidated balance sheets, with AFS securities, trading securities and mortgage loans at cost or amortized cost, excluding derivatives, (b) cash and cash equivalents and restricted cash, (c) investments in related parties, (d) accrued investment income, (e) VIE assets, liabilities and noncontrolling interest adjustments, (f) net investment payables and receivables, (g) policy loans ceded (which offset the direct policy loans in total investments) and (h) an adjustment for the allowance for credit losses. Net invested assets exclude the derivative collateral offsetting the related cash positions. We include the underlying investments supporting our assumed funds withheld and modco agreements and exclude the underlying investments related to ceded reinsurance transactions in our net invested assets calculation in order to match the assets with the income received. We believe the adjustments for reinsurance provide a view of the assets for which we have economic exposure. Net invested assets include our proportionate share of ACRA investments, based on our economic ownership, but do not include the proportionate share of investments associated with the noncontrolling interests. Our net invested assets are averaged over the number of quarters in the relevant period to compute our net investment earned rate for such period. While we believe net invested assets is a meaningful financial metric and enhances our understanding of the underlying drivers of our investment portfolio, it should not be used as a substitute for total investments, including related parties, presented under US GAAP.

NET RESERVE LIABILITIES
In managing our business, we also analyze net reserve liabilities, which does not correspond to total liabilities as disclosed in our condensed consolidated financial statements and notes thereto. Net reserve liabilities represent our policyholder liability obligations net of reinsurance and are used to analyze the costs of our liabilities. Net reserve liabilities include (a) interest sensitive contract liabilities, (b) future policy benefits, (c) net market risk benefits, (d) long-term repurchase obligations, (e) dividends payable to policyholders and (f) other policy claims and benefits, offset by reinsurance recoverable, excluding policy loans ceded. Net reserve liabilities include our proportionate share of ACRA reserve liabilities, based on our economic ownership, but do not include the proportionate share of reserve liabilities associated with the noncontrolling interests. Net reserve liabilities are net of the ceded liabilities to third-party reinsurers as the costs of the liabilities are passed to such reinsurers and, therefore, we have no net economic exposure to such liabilities, assuming our reinsurance counterparties perform under our agreements. For such transactions, US GAAP requires the ceded liabilities and related reinsurance recoverables to continue to be recorded in our consolidated financial statements despite the transfer of economic risk to the counterparty in connection with the reinsurance transaction. We include the underlying liabilities assumed through modco reinsurance agreements in our net reserve liabilities calculation in order to match the liabilities with the expenses incurred. While we believe net reserve liabilities is a meaningful financial metric and enhances our understanding of the underlying profitability drivers of our business, it should not be used as a substitute for total liabilities presented under US GAAP.

SALES
Sales statistics do not correspond to revenues under US GAAP but are used as relevant measures to understand our business performance as it relates to inflows generated during a specific period of time. Our sales statistics include inflows for fixed rate annuities and FIAs and align with the LIMRA definition of all money paid into an individual annuity, including money paid into new contracts with initial purchase occurring in the specified period and existing contracts with initial purchase occurring prior to the specified period (excluding internal transfers). We believe sales is a meaningful metric that enhances our understanding of our business performance and is not the same as premiums presented in our condensed consolidated statements of income.

Non-GAAP Reconciliations Unaudited (in millions, except percentages)

	Quarterly Trends
	3Q’23	4Q’23	1Q’24	2Q’24	3Q’24
RECONCILIATION OF TOTAL AHL STOCKHOLDERS’ EQUITY TO TOTAL ADJUSTED AHL COMMON STOCKHOLDER’S EQUITY
Total AHL stockholders’ equity	$8,537	$13,838	$14,760	$14,998	$17,445
Less: Preferred stock	3,154	3,154	3,154	3,154	3,154
Total AHL common stockholder’s equity	5,383	10,684	11,606	11,844	14,291
Less: Accumulated other comprehensive loss	(8,079)	(5,569)	(5,628)	(5,809)	(3,467)
Less: Accumulated change in fair value of reinsurance assets	(2,807)	(1,882)	(1,880)	(1,787)	(1,416)
Less: Accumulated change in fair value of mortgage loan assets	(2,820)	(2,233)	(2,426)	(2,370)	(1,733)
Total adjusted AHL common stockholder’s equity	$19,089	$20,368	$21,540	$21,810	$20,907

RECONCILIATION OF DEBT-TO-CAPITAL RATIO TO ADJUSTED SENIOR DEBT-TO-CAPITAL RATIO
Total debt	$3,634	$4,209	$5,740	$5,733	$5,725
Less: Subordinated debt	—	—	575	575	575
Less: Adjustment to arrive at notional debt	234	209	165	158	150
Notional senior debt	$3,400	$4,000	$5,000	$5,000	$5,000

Total debt	$3,634	$4,209	$5,740	$5,733	$5,725
Total AHL stockholders’ equity	8,537	13,838	14,760	14,998	17,445
Total capitalization	12,171	18,047	20,500	20,731	23,170
Less: Accumulated other comprehensive loss	(8,079)	(5,569)	(5,628)	(5,809)	(3,467)
Less: Accumulated change in fair value of reinsurance assets	(2,807)	(1,882)	(1,880)	(1,787)	(1,416)
Less: Accumulated change in fair value of mortgage loan assets	(2,820)	(2,233)	(2,426)	(2,370)	(1,733)
Less: Adjustment to arrive at notional debt	234	209	165	158	150
Total adjusted capitalization	$25,643	$27,522	$30,269	$30,539	$29,636

Debt-to-capital ratio	29.9%	23.3%	28.0%	27.7%	24.7%
Accumulated other comprehensive loss	(9.4)%	(4.7)%	(5.2)%	(5.2)%	(2.9)%
Accumulated change in fair value of reinsurance assets	(3.2)%	(1.6)%	(1.7)%	(1.6)%	(1.2)%
Accumulated change in fair value of mortgage loan assets	(3.3)%	(1.9)%	(2.2)%	(2.2)%	(1.4)%
Adjustment to exclude subordinated debt	—%	—%	(1.9)%	(1.8)%	(1.9)%
Adjustment to arrive at notional debt	(0.7)%	(0.6)%	(0.5)%	(0.5)%	(0.4)%
Adjusted senior debt-to-capital ratio	13.3%	14.5%	16.5%	16.4%	16.9%

Non-GAAP Reconciliations Unaudited (in millions, except percentages)

	Quarterly Trends
	3Q’23	4Q’23	1Q’24	2Q’24	3Q’24
RECONCILIATION OF LEVERAGE RATIO TO ADJUSTED LEVERAGE RATIO
Total debt	$3,634	$4,209	$5,740	$5,733	$5,725
Add: 50% of preferred stock	1,577	1,577	1,577	1,577	1,577
Less: 50% of subordinated debt	—	—	288	288	288
Less: Adjustment to arrive at notional debt	234	209	165	158	150
Adjusted leverage	$4,977	$5,577	$6,864	$6,864	$6,864

Total debt	$3,634	$4,209	$5,740	$5,733	$5,725
Total AHL stockholders’ equity	8,537	13,838	14,760	14,998	17,445
Total capitalization	12,171	18,047	20,500	20,731	23,170
Less: Accumulated other comprehensive loss	(8,079)	(5,569)	(5,628)	(5,809)	(3,467)
Less: Accumulated change in fair value of reinsurance assets	(2,807)	(1,882)	(1,880)	(1,787)	(1,416)
Less: Accumulated change in fair value of mortgage loan assets	(2,820)	(2,233)	(2,426)	(2,370)	(1,733)
Less: Adjustment to arrive at notional debt	234	209	165	158	150
Total adjusted capitalization	$25,643	$27,522	$30,269	$30,539	$29,636

Leverage ratio	55.8%	40.8%	43.4%	42.9%	38.3%
Accumulated other comprehensive loss	(17.4)%	(8.2)%	(8.0)%	(8.0)%	(4.4)%
Accumulated change in fair value of reinsurance assets	(6.1)%	(2.8)%	(2.7)%	(2.5)%	(1.8)%
Accumulated change in fair value of mortgage loan assets	(6.1)%	(3.3)%	(3.5)%	(3.3)%	(2.2)%
Adjustment to exclude 50% of preferred stock	(6.1)%	(5.6)%	(5.2)%	(5.2)%	(5.3)%
Adjustment to exclude 50% of subordinated debt	—%	—%	(0.9)%	(1.0)%	(1.0)%
Adjustment to arrive at notional debt	(0.7)%	(0.6)%	(0.4)%	(0.4)%	(0.4)%
Adjusted leverage ratio	19.4%	20.3%	22.7%	22.5%	23.2%

Non-GAAP Reconciliations Unaudited (in millions, except percentages)

	Quarterly Trends					Year-to-Date
	3Q’23	4Q’23	1Q’24	2Q’24	3Q’24	2023	2024
RECONCILIATION OF NET INCOME AVAILABLE TO ATHENE HOLDING LTD. COMMON STOCKHOLDER TO SPREAD RELATED EARNINGS, EXCLUDING NOTABLE ITEMS
Net income available to Athene Holding Ltd. common stockholder	$442	$2,925	$1,147	$583	$580	$1,559	$2,310
Preferred stock dividends	44	45	45	46	45	136	136
Net income (loss) attributable to noncontrolling interests	(155)	733	283	237	859	354	1,379
Net income	331	3,703	1,475	866	1,484	2,049	3,825
Income tax expense (benefit)	162	(1,619)	307	161	191	458	659
Income before income taxes	493	2,084	1,782	1,027	1,675	2,507	4,484
Less: Total adjustments to income before income taxes	(379)	1,335	966	315	820	149	2,101
Spread related earnings	872	749	816	712	855	2,358	2,383
Notable items	(90)	—	—	—	(25)	(115)	(25)
Spread related earnings, excluding notable items	$782	$749	$816	$712	$830	$2,243	$2,358

RECONCILIATION OF NET INVESTMENT INCOME TO NET INVESTMENT EARNINGS
US GAAP net investment income	$2,928	$3,078	$3,292	$3,509	$3,777	$8,052	$10,578
Change in fair value of reinsurance assets	(42)	21	(10)	(37)	(11)	65	(58)
VIE earnings and noncontrolling interests	264	335	311	257	362	743	930
Forward points adjustment on FX derivative hedges	49	33	51	32	30	154	113
Held-for-trading amortization	(38)	(45)	(35)	(8)	(30)	(146)	(73)
Reinsurance impacts	(66)	(65)	(64)	(55)	(54)	(199)	(173)
ACRA noncontrolling interests	(676)	(749)	(868)	(921)	(1,011)	(1,628)	(2,800)
Other	47	(76)	44	26	(20)	35	50
Total adjustments to arrive at net investment earnings	(462)	(546)	(571)	(706)	(734)	(976)	(2,011)
Total net investment earnings	$2,466	$2,532	$2,721	$2,803	$3,043	$7,076	$8,567

RECONCILIATION OF NET INVESTMENT INCOME RATE TO NET INVESTMENT EARNED RATE
US GAAP net investment income	5.65%	5.79%	5.92%	6.10%	6.35%	5.21%	6.13%
Change in fair value of reinsurance assets	(0.08)%	0.04%	(0.02)%	(0.06)%	(0.02)%	0.04%	(0.04)%
VIE earnings and noncontrolling interests	0.51%	0.63%	0.56%	0.45%	0.61%	0.48%	0.54%
Forward points adjustment on FX derivative hedges	0.09%	0.06%	0.09%	0.05%	0.05%	0.10%	0.06%
Held-for-trading amortization	(0.07)%	(0.09)%	(0.06)%	(0.01)%	(0.05)%	(0.10)%	(0.04)%
Reinsurance impacts	(0.13)%	(0.12)%	(0.12)%	(0.10)%	(0.09)%	(0.13)%	(0.10)%
ACRA noncontrolling interests	(1.30)%	(1.41)%	(1.56)%	(1.60)%	(1.70)%	(1.05)%	(1.62)%
Other	0.09%	(0.14)%	0.08%	0.04%	(0.03)%	0.02%	0.03%
Total adjustments to arrive at net investment earned rate	(0.89)%	(1.03)%	(1.03)%	(1.23)%	(1.23)%	(0.64)%	(1.17)%
Net investment earned rate	4.76%	4.76%	4.89%	4.87%	5.12%	4.57%	4.96%

Average net invested assets	$207,312	$212,761	$222,391	$230,156	$237,810	$206,241	$230,101

Non-GAAP Reconciliations Unaudited (in millions, except percentages)

	Quarterly Trends					Year-to-Date
	3Q’23	4Q’23	1Q’24	2Q’24	3Q’24	2023	2024
RECONCILIATION OF BENEFITS AND EXPENSES TO COST OF FUNDS
US GAAP benefits and expenses	$943	$7,928	$3,939	$3,637	$4,847	$15,675	$12,423
Premiums	(26)	(3,586)	(101)	(673)	(389)	(9,163)	(1,163)
Product charges	(217)	(226)	(238)	(251)	(267)	(622)	(756)
Other revenues	(123)	(7)	(2)	(3)	(4)	(143)	(9)
FIA option costs	374	388	392	402	410	1,124	1,204
Reinsurance impacts	(41)	(39)	(42)	(31)	(47)	(116)	(120)
Non-operating change in insurance liabilities and embedded derivatives	969	(1,913)	(1,339)	(374)	(1,252)	(1,017)	(2,965)
Policy and other operating expenses, excluding policy acquisition expenses	(335)	(373)	(341)	(393)	(573)	(968)	(1,307)
Forward points adjustment on FX derivative hedges	44	58	70	70	77	83	217
AmerUs Closed Block fair value liability	52	(85)	15	13	(55)	27	(27)
ACRA noncontrolling interests	(311)	(610)	(692)	(577)	(833)	(977)	(2,102)
Other	55	59	62	60	69	153	191
Total adjustments to arrive at cost of funds	441	(6,334)	(2,216)	(1,757)	(2,864)	(11,619)	(6,837)
Total cost of funds	$1,384	$1,594	$1,723	$1,880	$1,983	$4,056	$5,586

RECONCILIATION OF TOTAL BENEFITS AND EXPENSES RATE TO COST OF FUNDS RATE
US GAAP benefits and expenses	1.83%	14.90%	7.08%	6.32%	8.15%	10.12%	7.20%
Premiums	(0.05)%	(6.74)%	(0.18)%	(1.17)%	(0.65)%	(5.92)%	(0.67)%
Product charges	(0.42)%	(0.42)%	(0.43)%	(0.44)%	(0.45)%	(0.40)%	(0.44)%
Other revenues	(0.24)%	(0.01)%	—%	(0.01)%	(0.01)%	(0.09)%	—%
FIA option costs	0.72%	0.73%	0.70%	0.70%	0.69%	0.73%	0.70%
Reinsurance impacts	(0.08)%	(0.07)%	(0.08)%	(0.05)%	(0.08)%	(0.07)%	(0.07)%
Non-operating change in insurance liabilities and embedded derivatives	1.87%	(3.60)%	(2.41)%	(0.65)%	(2.11)%	(0.66)%	(1.72)%
Policy and other operating expenses, excluding policy acquisition expenses	(0.65)%	(0.70)%	(0.61)%	(0.68)%	(0.96)%	(0.63)%	(0.76)%
Forward points adjustment on FX derivative hedges	0.08%	0.11%	0.13%	0.12%	0.13%	0.05%	0.13%
AmerUs Closed Block fair value liability	0.10%	(0.16)%	0.03%	0.02%	(0.09)%	0.02%	(0.02)%
ACRA noncontrolling interests	(0.60)%	(1.15)%	(1.24)%	(1.00)%	(1.40)%	(0.63)%	(1.22)%
Other	0.11%	0.11%	0.11%	0.11%	0.12%	0.10%	0.11%
Total adjustments to arrive at cost of funds	0.84%	(11.90)%	(3.98)%	(3.05)%	(4.81)%	(7.50)%	(3.96)%
Total cost of funds	2.67%	3.00%	3.10%	3.27%	3.34%	2.62%	3.24%

Average net invested assets	$207,312	$212,761	$222,391	$230,156	$237,810	$206,241	$230,101

Non-GAAP Reconciliations Unaudited (in millions)

	Quarterly Trends					Year-to-Date
	3Q’23	4Q’23	1Q’24	2Q’24	3Q’24	2023	2024
RECONCILIATION OF POLICY AND OTHER OPERATING EXPENSES TO OTHER OPERATING EXPENSES
US GAAP policy and other operating expenses	$472	$489	$459	$507	$687	$1,359	$1,653
Interest expense	(113)	(99)	(102)	(129)	(142)	(360)	(373)
Policy acquisition expenses, net of deferrals	(137)	(116)	(118)	(114)	(114)	(391)	(346)
Integration, restructuring and other non-operating expenses	(41)	(32)	(30)	(31)	(204)	(98)	(265)
Stock compensation expenses	(13)	(46)	(13)	(11)	(12)	(42)	(36)
ACRA noncontrolling interests	(30)	(65)	(70)	(95)	(88)	(78)	(253)
Other	(15)	(11)	(10)	(11)	(13)	(23)	(34)
Total adjustments to arrive at other operating expenses	(349)	(369)	(343)	(391)	(573)	(992)	(1,307)
Other operating expenses	$123	$120	$116	$116	$114	$367	$346

				December 31, 2023		September 30, 2024
RECONCILIATION OF INVESTMENT FUNDS, INCLUDING RELATED PARTIES AND CONSOLIDATED VIES, TO NET ALTERNATIVE INVESTMENTS
Investment funds, including related parties and consolidated VIEs				$17,668		$18,846
Equity securities				430		5
Certain equity securities included in AFS or trading securities				201		34
Investment funds within funds withheld at interest				827		879
Royalties				14		10
Net assets of the VIE, excluding investment funds				(4,508)		(4,768)
Unrealized (gains) losses				26		15
ACRA noncontrolling interests				(2,829)		(3,500)
Other assets				(170)		(165)
Total adjustments to arrive at net alternative investments				(6,009)		(7,490)
Net alternative investments				$11,659		$11,356

Non-GAAP Reconciliations Unaudited (in millions)

	Quarterly Trends
	3Q’23	4Q’23	1Q’24	2Q’24	3Q’24
RECONCILIATION OF TOTAL INVESTMENTS, INCLUDING RELATED PARTIES, TO NET INVESTED ASSETS
Total investments, including related parties	$214,953	$238,941	$254,239	$265,044	$286,102
Derivative assets	(4,571)	(5,298)	(7,159)	(7,488)	(7,529)
Cash and cash equivalents (including restricted cash)	11,214	14,781	16,825	14,097	14,551
Accrued investment income	1,792	1,933	2,332	2,507	2,695
Net receivable (payable) for collateral on derivatives	(2,485)	(2,835)	(4,293)	(4,258)	(4,194)
Reinsurance impacts	882	(572)	(1,358)	(2,132)	(4,284)
VIE assets, liabilities and noncontrolling interests	14,340	14,818	14,979	15,339	15,697
Unrealized (gains) losses	25,078	16,445	17,809	18,869	11,674
Ceded policy loans	(174)	(174)	(171)	(170)	(167)
Net investment receivables (payables)	(375)	11	(950)	(252)	(291)
Allowance for credit losses	592	608	615	682	689
Other investments	(37)	(41)	(31)	(23)	(11)
Total adjustments to arrive at gross invested assets	46,256	39,676	38,598	37,171	28,830
Gross invested assets	261,209	278,617	292,837	302,215	314,932
ACRA noncontrolling interests	(53,114)	(61,190)	(65,482)	(69,258)	(72,269)
Net invested assets	$208,095	$217,427	$227,355	$232,957	$242,663

RECONCILIATION OF TOTAL LIABILITIES TO NET RESERVE LIABILITIES
Total liabilities	$255,734	$279,344	$297,423	$308,295	$327,855
Debt	(3,634)	(4,209)	(5,740)	(5,733)	(5,725)
Derivative liabilities	(1,892)	(1,995)	(2,429)	(3,212)	(2,758)
Payables for collateral on derivatives and short-term securities to repurchase	(4,786)	(4,370)	(5,481)	(7,210)	(5,286)
Other liabilities	(2,324)	(2,590)	(4,195)	(4,839)	(7,058)
Liabilities of consolidated VIEs	(1,255)	(1,115)	(1,082)	(1,526)	(1,363)
Reinsurance impacts	(8,918)	(8,574)	(9,277)	(9,876)	(11,196)
Policy loans ceded	(174)	(174)	(171)	(170)	(167)
Market risk benefit asset	(431)	(377)	(383)	(371)	(311)
ACRA noncontrolling interests	(46,576)	(56,651)	(60,142)	(63,810)	(68,092)
Total adjustments to arrive at net reserve liabilities	(69,990)	(80,055)	(88,900)	(96,747)	(101,956)
Net reserve liabilities	$185,744	$199,289	$208,523	$211,548	$225,899